TYPE:  EX-23.2

EXHIBIT 23.2 Consent of Experts and Counsel

James E. Slayton, CPA
---------------------
2858 WEST MARKET STREET
SUITE C
FAIRLAWN, OHIO 44333

                                                    January 12, 2001

To Whom It May Concern:

    The firm of James E. Slayton, Certified Public Accountant consents to the inclusion of my report of December 31, 20111, on the Financial Statements of ALD, Inc., in any filings that are necessary now or in the near future to be filed with the U.S. Securities and Exchange Commission.


/s/ James E. Slayton
-------------------------
James E. Slayton, CPA

Ohio License  ID #04-1-15582